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EXHIBIT 10.14


                                  GREAT LAKES REIT
                       LIMITED PURPOSE EMPLOYEE LOAN PROGRAM
                                  PROMISSORY NOTE


$                                                             Date
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     _____________ ("Maker") in consideration of the receipt of $_____________
from Great Lakes REIT ("GLR") promises to pay to the order of GLR and its successors and assigns, the sum _________________ and 00/100 Dollars ($__________.00) on____________, together with interest on the outstanding principal balance on the tenth (10th) day of each calendar quarter, at a per annum rate which is the sum of the rate GLR pays on its borrowed funds from its principal lender, such interest rate being adjusted quarterly.

     All sums due pursuant to this Note shall become due and payable on earlier of: (1) the date sixty (60) days following the day the Maker ceases to be an employee of GLR; or (2) the date specified in the first paragraph of this Note. Payment of the principal, interest and any related costs of collection is secured by a pledge of the Maker's shares of GLR Common Shares of Beneficial Interest.

     No delay on the part of GLR in the exercise of any power or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

     All payments hereunder shall be applied first to interest on the unpaid balance at the rate herein specified and then to principal.

     All payments of principal and interest on this Note shall be payable in lawful money of the United States of America. Principal and interest shall be paid to GLR at its principal office in Illinois, or at such other place as the holder of this Note may designate in writing to the undersigned. This Note may be prepaid in whole or in part at any time or from time to time without premium or penalty.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived. Maker will pay all reasonable attorneys' fees and other costs of collection incurred by GLR to collect any unpaid sums due and owing pursuant to this Note.

     This Note shall be binding upon the Maker and his/her successors and assigns.



By:
     ------------------------------
          Maker